Exhibit 10.14

LIFELOCK, INC.

SERIES E AND SERIES E-2 PREFERRED STOCK AND

WARRANT PURCHASE AGREEMENT

This Series E and Series E-2 Preferred Stock and Warrant Purchase Agreement (the “Agreement”) is made as of the 7th day of February, 2012 by and among LifeLock, Inc., a Delaware corporation (the “Company”), and each of the purchasers named on Exhibit A attached hereto (each, a “Purchaser,” and together, the “Purchasers”).

The parties hereby agree as follows:

1. Purchase and Sale of Series E and Series E-2 Preferred Stock and Warrants.

1.1 Sale and Issuance of Series E and Series E-2 Preferred Stock and Warrants.

(a) The Company shall adopt and file with the Secretary of State of the state of Delaware on or before the Closing (as defined below) the Sixth Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit B (the “Restated Certificate”).

(b) Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase at the Closing, and the Company agrees to sell and issue to each Purchaser at the Closing, (i) that number of shares of the Company’s Series E Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”), or Series E-2 Preferred Stock, par value $0.001 per share (the “Series E-2 Preferred Stock”), set forth opposite each such Purchaser’s name on Exhibit A, and (ii) a warrant in the form attached hereto as Exhibit C to purchase that number of shares of Series E Preferred Stock or Series E-2 Preferred Stock set forth opposite each such Purchaser’s name on Exhibit A, for an aggregate purchase price equal to the amount set forth opposite each such Purchaser’s name on Exhibit A. The shares of Series E Preferred Stock and Series E-2 Preferred Stock issued to the Purchasers pursuant to this Agreement shall be hereinafter referred to as the “Shares,” the warrants to purchase shares of Series E Preferred Stock and Series E-2 Preferred Stock issued to the Purchasers pursuant to this Agreement shall be hereinafter referred to as the “Warrants,” and the shares of Series E Preferred Stock and Series E-2 Preferred Stock issuable upon exercise of the Warrants shall be hereinafter referred to as the “Warrant Shares.” The Shares, the Warrants, the Warrant Shares, and the voting common stock, par value $0.001 per share, of the Company (the “Voting Common Stock”), or the non-voting common stock, par value $0.001 per share, of the Company (the “Non-Voting Common Stock,” and together with the Voting Common Stock, the “Common Stock”), as applicable, issuable upon conversion of the Shares and the Warrant Shares shall be hereinafter referred to as the “Securities.”

1.2 Closing; Delivery.

(a) Upon the notice from the Company to the Purchasers, which notice shall include a confirmation from the Company that it will refund the purchase price paid by each Purchaser in the event that the Company does not receive at least $90,000,000 at the Closing pursuant to this Agreement (the “Closing Notice”), the closing of the purchase and sale of the Shares and the Warrants (the “Closing”) shall take place at the offices of Greenberg Traurig, LLP, 2375 East Camelback Road, Suite 700, Phoenix, Arizona 85016, or by escrow exchange of funds and documents through each party’s respective attorney, at 9:00 a.m., local time, on the date specified in the Closing Notice (which date shall not be less than three business days after delivery of the Closing Notice), or at such other time and place as the Company and the Purchasers shall agree in writing. The date of the Closing is hereinafter referred to as the “Closing Date.”

(b) At the Closing, the Company shall deliver to each Purchaser a certificate representing the Shares being purchased and a Warrant, in each case against payment of the purchase price therefor by wire transfer to a bank account designated by the Company in accordance with the wire instructions attached hereto as Exhibit D.

1.3 Defined Terms Used in this Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Code” means the Internal Revenue Code of 1986, as amended.

“Investors’ Rights Agreement” means the Fourth Amended and Restated Investors’ Rights Agreement, by and among the Company and the “Investors” named therein, dated as of the Closing Date, in the form of Exhibit E attached hereto.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operation of the Company, taken together as a whole.

“Right of First Refusal and Co-Sale Agreement” means the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement, by and among the Company, the “Founders” named therein, and the “Investors” named therein, dated as of the Closing Date, in the form of Exhibit F attached hereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Transaction Agreements” means this Agreement, the Investors’ Rights Agreement, the Right of First Refusal and Co-Sale Agreement, the Voting Agreement, and any other agreements, instruments, or documents entered into at the Closing in connection with this Agreement.

“Voting Agreement” means the Fourth Amended and Restated Voting Agreement, by and among the Company and the “Stockholders” named therein, dated as of the Closing Date, in the form of Exhibit G attached hereto.

2. Representations and Warranties of the Company.

Except as set forth on a Schedule of Exceptions delivered separately by the Company to each Purchaser, the Company hereby represents and warrants to each Purchaser as of the date hereof as follows (it being agreed that disclosure of a specific item in any one Section of the Schedule of Exceptions shall also be deemed a disclosure as to all other applicable Sections of the Schedule of Exceptions if either (x) there is an explicit cross-reference to another Section or Sections, or (y) a Purchaser could reasonably be expected to ascertain the scope of the modification to another representation notwithstanding the absence of a cross-reference).

For purposes of these representations and warranties, the phrase “to the Company’s knowledge” shall mean the actual knowledge after reasonable investigation of the officers or directors of the Company.

2.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as currently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2 Capitalization.

(a) Upon filing of the Restated Certificate and immediately prior to the Closing, the authorized capital of the Company will consist of:

(i) 50,194,865 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which (A) 8,700,000 shares have been designated as Series A Preferred Stock, of which (1) 6,428,571 shares will be issued and outstanding immediately prior to the Closing (subject to increase upon the exercise of Series A Preferred Stock Warrants), and (2) 2,267,357 shares will be reserved for issuance upon exercise of those certain warrants to purchase Series A Preferred Stock described on Section 2.2 of the Schedule of Exceptions (the “Series A Preferred Stock Warrants”) (subject to decrease upon the exercise of Series A Preferred Stock Warrants); (B) 6,850,000 shares have been designated as Series B Preferred Stock, all of which will be issued and outstanding immediately prior to the Closing; (C) 5,677,571 shares have been designated as Series C Preferred Stock, all of which will be issued and outstanding immediately prior to the Closing; (D) 10,165,566 shares have been designated as Series D Preferred Stock, of which (1) 10,094,389 shares will be issued and outstanding immediately prior to the Closing (subject to increase upon the exercise of the Series D Preferred Stock Warrant), and (2) 71,177 shares will be reserved for issuance upon exercise of that certain warrant to purchase Series D Preferred Stock described on Section 2.2 of the Schedule of Exceptions (the “Series D Preferred Stock Warrant,” and together with the Series A Preferred Stock Warrants, the “Preferred Stock Warrants”) (subject to decrease upon the exercise of the Series D Preferred Stock Warrant); (E) 13,549,494 shares have been designated as Series E Preferred Stock, none of which will be issued and outstanding immediately prior to the Closing; (F) 1,586,778 shares have been designated as Series E-1 Preferred Stock, none of which will be issued and outstanding immediately prior to the Closing; and (G) 3,665,456 shares have been designated as Series E-2 Preferred Stock, none of which will be issued and outstanding immediately prior to the Closing. The rights, privileges, and preferences of the Preferred Stock are as stated in the Restated Certificate.

(ii)(A) 95,000,000 shares of Voting Common Stock, of which (1) 19,397,501 shares will be issued and outstanding immediately prior to the Closing (subject to increase upon the exercise of Common Stock Warrants and outstanding options to purchase shares of Voting Common Stock); and (2) 322,481 shares will be reserved for issuance upon exercise of those certain warrants to purchase Common Stock described on Section 2.2 of the Schedule of Exceptions (the “Common Stock Warrants,” and together with the Preferred Stock Warrants, the “Outstanding Warrants”) (subject to decrease upon the exercise of Common Stock Warrants); and (B) 5,000,000 shares of Non-Voting Common Stock, none of which will be issued and outstanding immediately prior to the Closing. All of the outstanding shares of Voting Common Stock and Preferred Stock have been duly authorized, are fully paid and nonassessable, and were issued in compliance with the Securities Act and applicable state securities laws.

(iii) The Company has reserved 18,426,332 shares of Voting Common Stock for issuance to officers, directors, employees, and consultants of the Company pursuant to the Amended and Restated 2006 Incentive Compensation Plan duly adopted by the Company’s board of directors (the “Board of Directors”) and approved by the Company stockholders (as amended, the “Stock Plan”). Of such reserved shares of Voting Common Stock, options to purchase 8,654,424 shares of Voting Common Stock have been granted and are currently outstanding as of the date hereof, 1,646,860 shares of Voting Common Stock have been issued upon exercise of options (and are included in the 19,397,501 shares of Voting Common Stock that are issued and outstanding) as of the date hereof, and

8,125,048 shares of Voting Common Stock remain available for grant to officers, directors, employees, and consultants pursuant to the Stock Plan as of the date hereof.

(b) Upon filing of the Restated Certificate and immediately following the Closing (assuming the issuance of all of the Shares and Warrants pursuant to this Agreement and the issuance of 1,586,778 shares of Series E-1 Preferred Stock, par value $0.001 per share, pursuant to a Series E-1 Preferred Stock Purchase Agreement, to be dated on or around the Closing Date, by and among the Company and certain stockholders of ID Analytics, Inc., a Delaware corporation, as contemplated by the Merger Agreement (as hereinafter defined)), the authorized capital of the Company will consist of:

(i) 50,194,865 shares of Preferred Stock, of which (A) 8,700,000 shares have been designated as Series A Preferred Stock, of which (1) 6,428,571 shares will be issued and outstanding immediately following the Closing (subject to increase upon the exercise of Series A Preferred Stock Warrants), and (2) 2,267,357 shares will be reserved for issuance upon exercise of the Series A Preferred Stock Warrants (subject to decrease upon the exercise of Series A Preferred Stock Warrants); (B) 6,850,000 shares have been designated as Series B Preferred Stock, all of which will be issued and outstanding immediately following the Closing; (C) 5,677,571 shares have been designated as Series C Preferred Stock, all of which will be issued and outstanding immediately following the Closing; (D) 10,165,566 shares have been designated as Series D Preferred Stock, of which (1) 10,094,389 shares will be issued and outstanding immediately following the Closing (subject to increase upon the exercise of the Series D Preferred Stock Warrant), and (2) 71,177 shares will be reserved for issuance upon exercise of the Series D Preferred Stock Warrant (subject to decrease upon the exercise of the Series D Preferred Stock Warrant); (E) 13,549,494 shares have been designated as Series E Preferred Stock, of which (1) 11,486,999 shares will be issued and outstanding immediately following the Closing, and (2) 2,062,495 shares will be reserved for issuance upon exercise of the warrants to purchase Series E Preferred Stock issued pursuant to this Agreement; (F) 1,586,778 shares have been designated as Series E-1 Preferred Stock, all of which will be issued and outstanding immediately following the Closing; and (G) 3,665,456 shares have been designated as Series E-2 Preferred Stock, of which (1) 2,284,960 shares will be issued and outstanding immediately following the Closing, and (2) 1,380,496 shares will be reserved for issuance upon exercise of the warrants to purchase Series E-2 Preferred Stock issued pursuant to this Agreement.

(ii) (A) 95,000,000 shares of Voting Common Stock, of which (1) 19,397,501 shares will be issued and outstanding immediately following the Closing (subject to increase upon the exercise of Common Stock Warrants and outstanding options to purchase shares of Voting Common Stock); and (2) 322,481 shares will be reserved for issuance upon exercise of the Common Stock Warrants (subject to decrease upon the exercise of Common Stock Warrants); and (B) 5,000,000 shares of Non-Voting Common Stock, none of which will be issued and outstanding immediately following the Closing.

(c) Except for (i) the Outstanding Warrants, (ii) the conversion privileges of the Preferred Stock set forth in the Restated Certificate, (iii) the rights provided in the Investors’ Rights Agreement, (iv) the rights provided in the Right of First Refusal and Co-Sale Agreement, (v) the outstanding options issued pursuant to the Stock Plan, (vi) the right of first refusal as set forth in the Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), and (vii) the securities and rights described in Section 2.2 of the Schedule of Exceptions, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights), or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock or any securities or other instruments convertible into shares of its capital stock. Prior to the Closing, the right of first offer set forth in Section 2.3 of that certain Third Amended and Restated

Investors’ Rights Agreement, by and among the Company and the “Investors” named therein, dated as of May 14, 2009, shall have been waived with respect to the issuance of the Shares and the Warrants. Except as set forth in the Restated Certificate, the Company has no obligation to purchase, redeem, or otherwise acquire any of its capital stock or any interests therein.

(d) Except as set forth in Section 2.2 of the Schedule of Exceptions, all outstanding shares of Common Stock and shares of Common Stock issuable upon the exercise or conversion of outstanding options, warrants, or other exercisable securities are subject to a market standoff or “lockup” agreement of not less than 180 days following the Company’s initial public offering, unless otherwise waived by the underwriters.

(e) The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make, or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the Company’s knowledge, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

2.3 Subsidiaries. Except as set forth in Section 2.3 of the Schedule of Exceptions, the Company does not, as of the date hereof, own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.4 Authorization. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution, and delivery of the Transaction Agreements, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, and delivery of the Securities has been taken or will be taken prior to the Closing, and the Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

2.5 Valid Issuance of Securities. The Shares and the Warrants, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, the Restated Certificate, the Bylaws, applicable state and federal securities laws, and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 3 and subject to the provisions of Section 2.6, the Shares and the Warrants will be issued in compliance with the Securities Act and all applicable state securities laws. The Warrant Shares issuable upon exercise of the Warrants and the Common Stock issuable upon conversion of the Shares and the Warrant Shares have been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Warrants or the Restated Certificate, as applicable, shall be duly and validly issued, fully paid and nonassessable, and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, the Restated Certificate, the Bylaws, applicable federal and state securities laws, and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in

Section 3 and subject to Section 2.6, the Warrant Shares issuable upon exercise of the Warrants and the Common Stock issuable upon conversion of the Shares and the Warrant Shares will be issued in compliance with the Securities Act and all applicable state securities laws.

2.6 Required Consents and Filings for Transaction Agreements. Assuming the accuracy of the representations made by the Purchasers in Section 3, no consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state, or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, other applicable state securities laws, and Regulation D of the Securities Act.

2.7 Litigation. Except as set forth in Section 2.7 of the Schedule of Exceptions, there is no claim, action, suit, proceeding, arbitration, complaint, charge, or investigation pending or, to the knowledge of the Company’s General Counsel (after reasonable investigation), threatened against the Company. Except as set forth in Section 2.7 of the Schedule of Exceptions, neither the Company nor, to the Company’s knowledge, any of its officers or directors, is a party or is named as subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality. Except as set forth in Section 2.7 of the Schedule of Exceptions, there is no action, suit, proceeding, or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings, or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.8 Intellectual Property.

(a) Section 2.8 of the Schedule of Exceptions contains a complete list of all registered copyrights, unregistered and registered trademarks, patents and patent applications owned, or under license to, the Company. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights (including any registrations or applications for registration of any of the foregoing), and trade secrets, licenses, and other proprietary rights and processes (including but not limited to any such legal rights included in any schematics, technology, know-how, computer software programs, or applications, in both source code and object code form, and in other tangible or intangible information or material) necessary for the operation of its business as now conducted and as presently proposed to be conducted (collectively, “Company IP Rights”). The Company IP Rights will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing. Except as set forth in Section 2.8 of the Schedule of Exceptions, the Company is not obligated to pay any royalties or other payments to third parties with respect to the license or use of any Company IP Rights. No Company IP Rights are involved in any interference, re-examination, cancellation, opposition, or abandonment proceeding, and the Company has not been notified or alerted that any such proceeding will hereafter be commenced. Except as set forth in Section 2.8 of the Schedule of Exceptions, there are no outstanding options, licenses, or agreements of any kind relating to the Company IP Rights, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of standard, generally commercially available “off the shelf” third party products.

(b) Except as set forth in Section 2.8 of the Schedule of Exceptions, the Company has not received any written communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets, or other proprietary rights of any other person or entity. The Company IP Rights are not subject to any outstanding judgment, order, decree, stipulation, or injunction, and the Company has taken all actions reasonably necessary to protect the Company IP Rights, including, but not limited to, obtaining appropriate non-disclosure agreements from all persons and entities (including but not limited to employees and customers of the Company) to whom the Company has disclosed, or provided access to, its material confidential information.

(c) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as presently conducted or as presently proposed to be conducted. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets, or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets, or proprietary information that have been duly and validly assigned to the Company and which are disclosed in the Schedule of Exceptions hereto.

(d) Except as set forth in Section 2.8 of the Schedule of Exceptions, the Company is not now, and has not been, a defendant in any material action, suit, investigation, or proceeding relating to, and has not otherwise been notified of, any alleged material claim or allegation of infringement relating to the Company IP Rights. Neither the conduct of the Company’s business nor the Company IP Rights have infringed or are infringing on the intellectual property rights of any third party, and the Company does not have any knowledge of any continuing infringement by any third party of any of the Company IP Rights. Except as set forth in Section 2.8 of the Schedule of Exceptions, no third party has any ownership right, title, interest, claim, or lien on any of the Company IP Rights. Except as set forth in Section 2.8 of the Schedule of Exceptions, the Company has not entered into any agreement to indemnify any other person against any charge of infringement, misappropriation, or other conflict with respect to any Company IP Rights.

(e) The Company has made available to counsel to the Purchasers correct and complete copies of all the patents, patent applications, certificates of registration, applications for trademark or copyright registration, licenses, agreements, and permissions (each as amended to date) relating to the Company IP Rights, and has made available to counsel to the Purchasers correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such Company IP Right.

2.9 Compliance. The Company is not in violation or default of any provisions of its Restated Certificate or Bylaws. Except as set forth on Section 2.9 of the Schedule of Exceptions, to the Company’s knowledge, the Company is not in violation or default (a) of any material provisions of any judgment, order, writ, or decree to which it is a party or by which it is bound, (b) under any material instrument, note, indenture, mortgage, lease, agreement, contract, or purchase order to which it is a party or by which it is bound, or (c) of any provision of federal or state statute, rule, or regulation applicable to the Company or its business, in each such case which violation or default would reasonably be expected to result in a material cost or liability to the Company. The execution, delivery, and performance of the Transaction Agreements and the consummation of the transactions contemplated hereby or thereby and the conversion of the Shares and the Warrant Shares will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (a) a default under any such provision, instrument, judgment, order, writ, decree, or contract; (b) an event which results in the creation of any lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operation, or any of its assets or properties; or (c) the acceleration of any obligation under, or give rise to any right of termination of, any agreement, permit, license, or authorization to which the Company is a party or by which it is bound.

2.10 Agreements; Actions.

(a) Except for the Transaction Agreements and Material Contracts (as defined below), and except as set forth in Section 2.10 of the Schedule of Exceptions, there are no agreements, contracts, or proposed transactions to which the Company is a party or by which it is bound that involve (i) scheduled payments in excess of $1,000,000 in any 12-month period by any parties thereto, (ii) the license of any patent, copyright, trade secret, or other proprietary right to or from the Company other than (A) the license of the Company’s software and products in the ordinary course of business or (B) the license to the Company of generally commercially available “off-the-shelf” third-party products, or (iii) the grant of rights to market or sell its products or services to any other person.

(b) Except as set forth in Section 2.10 of the Schedule of Exceptions, the Company (i) has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) does not currently have any indebtedness for money borrowed individually in excess of $150,000 or $300,000 in the aggregate, (iii) does not have any loans or advances currently outstanding to any person, other than ordinary advances for travel expenses, or (iv) has not sold, exchanged, or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts, and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated with that person or entity) shall be aggregated for the purposes of meeting the individual minimum dollar amounts of each such subsection.

(d) The Company has not engaged in the past three months in any material discussions that has resulted in a written term sheet or written summary of terms with any representative of any corporation, partnership, trust, joint venture, limited liability company, association or other entity, or any individual, regarding (i) a sale of all or substantially all of the Company’s assets, (ii) any merger, consolidation, or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, or (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.

(e) Except as set forth in Section 2.10 of the Schedule of Exceptions, the Company is not a party to or otherwise bound by any written or oral contract or instrument which individually or in the aggregate is material to the business, financial condition, operations, property, or assets of the Company (the “Material Contracts”). Each Material Contract is valid and in full force and effect, and, to the Company’s knowledge, is enforceable by the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. To the Company’s knowledge, no other party has violated or breached, or committed any default under, any material provision of any Material Contract which remains uncured. Except as set forth in Section 2.10 of the Schedule of Exceptions, the Company has not received, within the last six months, any written notice regarding any actual or possible material violation or material breach of, or default under, any Material Contract, and the Company has not waived any of its rights under any Material Contract.

(f) Except for the Transaction Agreements, the Company is not subject to any restriction under its Restated Certificate or Bylaws which materially and adversely affects its business as now conducted or as presently proposed to be conducted, its properties, or its financial condition.

(g) Except as set forth in Section 2.10 of the Schedule of Exceptions, the Company is not a party to and is not bound by any stock redemption or purchase agreements or other agreements relating to the capital stock of the Company, including without limitation, any agreement with any stockholder of the Company which includes anti-dilution rights, registration rights, voting arrangement, operating covenants, or similar provisions.

(h) Except as set forth in Section 2.10 of the Schedule of Exceptions, the Company is not a party to and is not bound by any royalty, dividend, or similar arrangement based on the revenues or profits of the Company which is reasonably expected to involve payments in excess of $1,000,000 per annum.

2.11 Disclosure. The Company has provided each Purchaser with all the information such Purchaser has requested for deciding whether to purchase the Shares and the Warrants. To the Company’s knowledge, no certificates made or delivered in connection with the Transaction Agreements contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

2.12 Related-Party Transactions. Except as set forth in Section 2.12 of the Schedule of Exceptions, no employee, officer, or director of the Company (a “Related Party”), or member of such Related Party’s immediate family, or any corporation, partnership, or other entity in which such Related Party is an officer, director, or partner, or in which such Related Party has an ownership interest or otherwise controls, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company’s knowledge, except as set forth in Section 2.12 of the Schedule of Exceptions, none of such persons have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that Related Parties and members of their immediate families may own stock in (but not exceeding two percent of the outstanding capital stock of) publicly traded companies that may compete with the Company. To the Company’s knowledge, except as set forth in Section 2.12 of the Schedule of Exceptions, no Related Party or member of their immediate families is directly or indirectly interested in any Material Contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation.

2.13 Rights of Registration and Voting Rights. Except as provided in the Investors’ Rights Agreement or as set forth in Section 2.13 of the Schedule of Exceptions, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital stock of the Company.

2.14 Title to Property and Assets. Except as set forth in Section 2.14 of the Schedule of Exceptions, the Company owns its property and assets free and clear of all mortgages, deeds of trust, liens, loans, and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance in all material respects with such leases and, to the Company’s knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances other than of the lessors of such property or assets.

2.15 Financial Statements. Attached as Section 2.15 of the Schedule of Exceptions are the Company’s audited financial statements (including balance sheet, statement of operations, and statement of cash flows) as of December 31, 2010 and for the fiscal year ended December 31, 2010, and its unaudited financial statements (including balance sheet, statement of operations, and statement of cash flows) as of September 30, 2011 (the “Balance Sheet Date”) and for the 9-month period ended September 30, 2011 (collectively, the “Financial Statements”). The Financial Statements have been prepared in all material respects in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements or in Section 2.15 of the Schedule of Exceptions, the Company has no material liabilities or obligations, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.

2.16 Changes. Since Balance Sheet Date and except as set forth in Section 2.16 of the Schedule of Exceptions, there has not been:

(a) any change in the assets, liabilities, financial condition, or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

(b) any material damage, destruction, or loss, whether or not covered by insurance;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d) (i) any satisfaction or discharge of any material lien, claim, or encumbrance; or (ii) any payment of any obligation by the Company outside the ordinary course of business;

(e) any material change to a Material Contract outside the ordinary course of business by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any management-level employee, officer, or director;

(g) any sale, assignment, or transfer by the Company of any patents, trademarks, copyrights, trade secrets, or other intangible assets of the Company;

(h) any resignation or termination of employment of any officer or key employee of the Company;

(i) any material change, except in the ordinary course of business, in a contingent obligation of the Company by way of guaranty, endorsement, indemnity, warranty, or otherwise;

(j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(k) any loans or guarantees made by the Company to or for the benefit of its employees, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(l) any declaration, setting aside or payment, or other distribution in respect to any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(m) to the Company’s knowledge, the occurrence of any event or condition, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n) any arrangement or commitment by the Company to do any of the things described in this Section 2.16.

2.17 Employee Benefit Plans. Except as set forth in Section 2.17 of the Schedule of Exceptions, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, employee benefit plan (as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), bonus plan, incentive plan, profit sharing plan, severance agreement, retirement agreement, or other employee compensation plan or agreement. Except as set forth in Section 2.17 of the Schedule of Exceptions, the Company has made all required contributions and has no liability other than accrued for in the Financial Statements to any such employee benefit plan, and has complied in all material respects with all applicable laws for any such employee benefit plan. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement, or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any written notice alleging that any such violation has occurred. Except as set forth in Section 2.17 of the Schedule of Exceptions, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, key employee, or group of employees intends to terminate his, her, or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee, or group of employees. There are no actions pending, or, to the Company’s knowledge, threatened, by any former or current employee concerning such person’s employment by the Company.

2.18 Tax Returns and Payments. The Company is a subchapter C corporation. Except as set forth in Section 2.18 of the Schedule of Exceptions, the Company has timely filed all tax returns (federal, state, and local) required to be filed by it, and all Taxes (as defined below), assessments, and other government charges imposed upon the Company, or upon any of the assets, income, or franchises of the Company, have been timely paid or, if not yet payable, are adequately accrued on the Company’s books and records. There are no actual or proposed Tax deficiencies, assessments, or adjustments with respect to the Company or any assets or operations of the Company; no consent has been given with respect to the Company to extend the time in which any Tax may be assessed or collected by any taxing authority; to the Company’s knowledge, there are no ongoing or pending Tax audits by any taxing authority against the Company; the Company has never filed a consent relating to any assets or property pursuant to section 341(f) of the Code, relating to collapsible corporations; and none of the assets or income items of the Company has been or potentially is subject to Tax under section 1374 of the Code (or any corresponding provision of state, local, or foreign law). “Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, or add-on minimum or other similar tax, governmental fee, governmental assessment, or governmental charge of any kind whatsoever, including any interest, penalties, or additions to Tax or additional amounts with respect to the foregoing.

2.19 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles and exclusions) to allow it to replace any of its properties that might be damaged or destroyed. Section 2.19 of the Schedule of Exceptions contains (a) a complete list of the insurance policies currently maintained by the Company, and (b) a complete list of all insurance claims made by the Company during the preceding three years. Except as set forth in Section 2.19 of the Schedule of Exceptions, there are currently no claims pending against the Company under any insurance policies currently in effect and covering the property, business, or employees of the Company, and all premiums due and payable with respect to the policies maintained by the Company have been paid to date. To the Company’s knowledge, there is no threatened termination of any such policies or arrangements.

2.20 Labor Agreements and Actions. The Company has complied in all material respects with all applicable state and federal laws related to employment, including without limitation with respect to the proper withholding and remission to the proper tax and other authorities of all sums required to be withheld from employees or persons deemed to be employees under applicable laws respecting such withholding and all applicable state and federal equal employment opportunity laws. The Company has paid in full to all of its employees the wages, salaries, commissions, bonuses, benefits, and other compensation due and payable to such employees on or prior to the date hereof. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives, or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

2.21 Confidential Information and Invention Assignment Agreements. Each current employee, consultant, and officer of the Company has executed an agreement (the “Proprietary Rights Agreement”) with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to counsel for the Purchasers. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use commercially reasonable efforts to prevent any such violation. No current employee, officer, or consultant of the Company has either (a) affirmatively excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer, or consultant’s Proprietary Rights Agreement, or, in the alternative, (b) failed to affirmatively indicate in such Proprietary Rights Agreement that no such works or inventions made prior to his or her employment with the Company exist. The Company does not believe that any former employees, officers, or consultants of the Company who did not execute a Proprietary Rights Agreement (the “Non-Executing Service Providers”) are in possession of any proprietary information of the Company where the use of such proprietary information by any such Non-Executing Service Provider could reasonably be expected to be material to the Company’s business.

2.22 Permits. The Company has all material franchises, permits, licenses, and any similar authority necessary for the conduct of its business, and the Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

2.23 Real Property Holding Corporation. The Company is not a “United States real property holding corporation” within the meaning of the Code and any applicable regulations promulgated thereunder.

2.24 Environmental and Safety Laws. The Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the Company’s knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company’s knowledge, by any other person or entity on any property owned, leased, or used by the Company. For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal, or foreign laws and regulations that govern the existence or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

2.25 Corporate Documents. The Restated Certificate and Bylaws of the Company are in the form provided to counsel for the Purchasers.

2.26 No Brokers and Finders. Except as set forth in Section 2.26 of the Schedule of Exceptions, no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest, or claim against or upon the Company for any commission, fee, or other compensation as a finder or broker because of any act or omission by the Company or its stockholders or its affiliates.

3. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants, severally and not jointly, to the Company that:

3.1 Authorization. Such Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements, when executed and delivered by such Purchaser, will constitute valid and legally binding obligations of such Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.2 Purchase Entirely for Own Account. This Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Company, which by such Purchaser’s execution of this Agreement, such Purchaser hereby confirms, that the Securities to be acquired by such Purchaser will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Purchaser further represents that such Purchaser does not presently have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person with respect to any of the Securities. Except for Thayer Street Holdings LL, LLC, if such Purchaser is a corporation, partnership, or other entity, such Purchaser has not been formed for the specific purpose of acquiring the Securities.

3.3 Disclosure of Information. Such Purchaser believes it has received all information it considers necessary or appropriate for deciding whether to purchase the Shares and the Warrants. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the Warrants, and the business, properties, prospects, and financial condition of the Company, and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Purchaser or to which such Purchaser had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 or the right of such Purchasers to rely on such representations and warranties.

3.4 Investment Experience. Such Purchaser represents that such Purchaser is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that such Purchaser is able to fend for himself, herself, or itself, can bear the economic risk of such Purchaser’s investment, and has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of the investment in the Shares and the Warrants.

3.5 Restricted Securities. Such Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws, inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such Securities may not be resold without registration under the Securities Act, except in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act and by the Transaction Agreements (which shall contain restrictive legends as set forth in Section 3.7 below). Such Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale, except as set forth in the Investors’ Rights Agreement. Such Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company that are outside such Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.6 No Public Market. Such Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

3.7 Legends. Such Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, will bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933”;

(b) Any legend set forth in or required by any other section of this Agreement or any of the other Transaction Agreements; and

(c) Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

3.8 Accredited Investor. Such Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. With respect to Thayer Street Holdings LL, LLC, each equity owner of Thayer Street Holdings LL, LLC is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.9 Foreign Investors. If such Purchaser is not a United States person (as defined by section 7701(a)(30) of the Code), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of such Purchaser’s jurisdiction. The funds used to purchase the Securities do not violate the anti-money laundering provisions of the Money Laundering Control Act of 1986 or the Bank Secrecy Act of 1970, as amended by the USA Patriot Act of 2001.

3.10 No General Solicitation. Neither such Purchaser, nor any of its officers, employees, agents, directors, stockholders, or partners has engaged the services of a broker, investment banker, or finder to contact any potential investor nor has such Purchaser or any of such Purchaser’s officers, employees, agents, directors, stockholders, or partners, agreed to pay any commission, fee, or other remuneration to any third party to solicit or contact any potential investor. Neither such Purchaser, nor any of its officers, directors, employees, agents, stockholders, or partners has (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares and the Warrants.

3.11 Exculpation Among Purchasers. Such Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Such Purchaser agrees that neither such

Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of such Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

4. Conditions of the Purchasers’ Obligations at Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by such Purchaser:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects (without giving effect to any limitation as to materiality set forth therein) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, except for those representations and warranties that by their terms speak as of the date of this Agreement or some other date, which shall be true and correct in all material respects (without giving effect to any limitation as to materiality set forth therein) on and as of such date.

4.2 Compliance Certificate. The President or Chief Executive Officer of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the condition specified in Section 4.1 has been fulfilled.

4.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

4.4 Opinion of Company Counsel. The Purchasers shall have received from Greenberg Traurig, LLP, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit H.

4.5 Investors’ Rights Agreement. The Company shall have executed and delivered the Investors’ Rights Agreement.

4.6 Right of First Refusal and Co-Sale Agreement. The Company shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.

4.7 Voting Agreement. The Company shall have executed and delivered the Voting Agreement.

4.8 Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of the state of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

4.9 Secretary’s Certificate. The Secretary of the Company shall deliver to the Purchasers at the Closing a certificate certifying (a) the Restated Certificate, (b) the Bylaws, (c) resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated thereby, and (d) resolutions of the stockholders of the Company approving the Restated Certificate.

4.10 Management Rights. A Management Rights letter substantially in the form attached hereto as Exhibit I (the “Management Rights Letter”) shall have been executed by the Company and delivered to each Purchaser to whom it is addressed.

4.11 Closing of Acquisition of ID Analytics, Inc.. The Company shall have delivered to the Purchasers satisfactory evidence that, contemporaneously with the Closing, the Company shall consummate the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 7, 2012 (the “Merger Agreement”), by and among the Company, IDEA Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, ID Analytics, Inc., a Delaware corporation, and John Balen, as the Stockholders’ Representative.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing, except for those representations and warranties that by their terms speak as of the date of this Agreement or some other date, which shall be true and correct in all material respects on and as of such date.

5.2 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

5.3 Payment of Purchase Price. The Purchasers shall have delivered to the Company the full purchase price for all of the Shares and the Warrants to be purchased by them in accordance with the provisions of Section 1.2 hereof.

5.4 Closing of Acquisition of ID Analytics, Inc.. Contemporaneously with the Closing, the Company shall consummate the transactions contemplated by the Merger Agreement.

6. Miscellaneous.

6.1 Transaction Agreements. On or before the Closing, each Purchaser shall execute and deliver to the Company a signature page to the Investors’ Rights Agreement, the Right of First Refusal and Co-Sale Agreement, the Voting Agreement, and, if applicable, the Management Rights Letter.

6.2 Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations, and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

6.3 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, including transferees of any Securities. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.4 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law.

6.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or .pdf shall be effective as delivery of a manually executed counterpart of this Agreement.

6.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax or email (upon customary confirmation of receipt), or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address or facsimile number or email address as set forth on the signature page or Exhibit A hereto, or as subsequently modified by written notice, and (a) if to the Company, with a copy to Clarissa Cerda, Senior Vice President, General Counsel, and Secretary, at the address of the Company set forth on the signature page hereto, or (b) if to the Purchasers, with a copy to Latham & Watkins LLP, Attn: Alexander B. Temel, John Hancock Tower, 20th Floor, 200 Clarendon Street, Boston, MA 02116, Facsimile No.: (617) 948-6001, and, if applicable, to each Purchaser’s respective counsel as set forth on Exhibit A attached hereto.

6.8 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

6.9 Fees and Expenses. The Company shall pay all legal and administrative costs with respect to the Transaction Agreements, and the transactions contemplated thereby, including reasonable fees and expenses of Latham & Watkins LLP, the counsel for the Purchasers; provided, however, that such fees and expenses of Latham & Watkins LLP shall not exceed $35,000.

6.10 Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

6.11 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least a majority of the Common Stock issued or issuable upon conversion of the Shares and the Warrant Shares. Notwithstanding the foregoing, (a) no term of this Agreement shall be amended or waived without the written consent of a Purchaser if such amendment or waiver disproportionately affects the rights of such Purchaser as compared to the rights of the other Purchasers; (b) Section 1.1(b), Section 6.11, and Section 6.19 shall not be amended or waived without the written consent of each Purchaser; (c) Section 4.10 shall not be amended or waived without the written consent of each Purchaser to whom the Management Rights Letter is addressed; (d) Section 6.17(a) shall not be amended or waived without the written consent of Goldman, Sachs & Co; and (e) Section 6.17(b) shall not be amended or waived without the written consent of Symantec Corporation. Any amendment or waiver effected in accordance with this Section 6.11 shall be binding upon the Purchasers and each transferee of the Securities, each future holder of all such Securities, and the Company.

6.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as though such provisions were so excluded and shall be enforceable in accordance with its terms.

6.13 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.14 Entire Agreement. This Agreement, and the documents referred to herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

6.15 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

6.16 Indemnification for Third Party Claims. The Company shall indemnify, defend, and hold harmless the Purchasers and their affiliates, attorneys, members, agents, employees, officers, representatives, directors, and partners (collectively, the “Indemnitees”) from and against any expenses and liabilities, joint or several, resulting from any third party claims to which the Indemnitees may become subject with respect to an Indemnitee’s investment in or involvement with the Company, or as a direct or indirect result of any claim made by any stockholder of the Company or any other party, including a governmental agency, against such Indemnitee and arising out of or related to the Company.

6.17 Publicity.

(a) The Company agrees that, without the prior written consent of Goldman, Sachs & Co., it shall not (i) disclose that Goldman, Sachs & Co. is an investor in the Company, or any fact regarding the terms and conditions with respect thereto, (ii) use in advertising, publicity, promotional materials or otherwise the name of Goldman, Sachs & Co., any of its affiliates or any partner or employee of Goldman, Sachs & Co., nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the or any of Goldman, Sachs & Co. or its affiliates, or (iii) represent, directly or indirectly, that any product or service provided by the Company or any of its respective affiliates has been approved or endorsed by Goldman, Sachs & Co. or any of its affiliates.

(b) The Company and Symantec Corporation agree that the Company may use the name of Symantec Corporation or its affiliates in the Company’s advertising, publicity, or promotional materials (including any trade name, trademark, trade device, service mark, symbol, or any abbreviation, contraction, or simulation thereof owned by Symantec Corporation or its affiliates); provided, however, that the content of such advertising, publicity, or promotional materials shall be approved in advance by Symantec.

(c) Each of the Purchasers hereby agrees not to issue or make, and to cause each of its respective representatives, agents, or affiliates not to issue or make, any public release or announcement concerning this Agreement, the other Transaction Agreements, or the transactions contemplated hereby or thereby, without the advance written approval of the Company (such approval not to be unreasonably withheld, conditioned, or delayed), except as required by law (in which case, so far as reasonably possible, there shall be consultation among such Purchaser and the Company prior to such announcement).

(d) Each of the Purchasers hereby agrees not to issue or make, and to cause each of its respective representatives, agents, or affiliates not to issue or make, any public release or announcement concerning this Agreement, the other Transaction Agreements, or the transactions contemplated hereby or thereby, that use the trade name, trademark, trade device, service mark, symbol, or any abbreviation, contraction, or simulation thereof owned by any other Purchaser without the advance written approval of such other Purchaser (such approval not to be unreasonably withheld, conditioned, or delayed).

6.18 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.19 Corporate Opportunity. The Company acknowledges that the Purchasers are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Purchasers from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

[Signature Pages Follow]

The parties have executed this Series E and Series E-2 Preferred Stock and Warrant Purchase Agreement as of the date first written above.

THE COMPANY:

LIFELOCK, INC.

By:	/s/ Todd Davis
Todd Davis, Chairman, President, and Chief Executive Officer

Address:

60 East Rio Salado Parkway
Suite 400
Tempe, Arizona 85281
Facsimile: (480) 907-2944 Email: clarissa.cerda@lifelock.com

SIGNATURE PAGE TO SERIES E AND SERIES E-2 PREFERRED STOCK AND

WARRANT PURCHASE AGREEMENT

THE PURCHASERS: BESSEMER VENTURE PARTNERS VI L.P. BESSEMER VENTURE PARTNERS CO-INVESTMENT L.P.

By:	Deer VI & Co. LLC, General Partner

	By:	/s/ J. Edmund Colloton
J. Edmund Colloton, Executive Manager

SIGNATURE PAGE TO SERIES E AND SERIES E-2 PREFERRED STOCK AND

WARRANT PURCHASE AGREEMENT

THE PURCHASERS: KPCB HOLDINGS, INC., as Nominee

By:	/s/ Ted Schlein
Name: Ted Schlein
Title: Senior Vice President

SIGNATURE PAGE TO SERIES E AND SERIES E-2 PREFERRED STOCK AND

WARRANT PURCHASE AGREEMENT

THE PURCHASERS: GOLDMAN, SACHS & CO.

By:	/s/ Gaurav Seth

Name: Gaurav Seth
Title: Managing Director

SIGNATURE PAGE TO SERIES E AND SERIES E-2 PREFERRED STOCK AND

WARRANT PURCHASE AGREEMENT

THE PURCHASERS: RSM LIFELOCK 2, LLC

By:	/s/ James D. Lackie

Name: James D. Lackie
Title: Manager

SIGNATURE PAGE TO SERIES E AND SERIES E-2 PREFERRED STOCK AND

WARRANT PURCHASE AGREEMENT

THE PURCHASERS:

SYMANTEC CORPORATION

By:	/s/ Gregory M. King

Name: Gregory M. King

Title: Vice President Legal

SIGNATURE PAGE TO SERIES E AND SERIES E-2 PREFERRED STOCK AND

WARRANT PURCHASE AGREEMENT

THE PURCHASERS:

SVB CAPITAL PARTNERS II, L.P.

By:	SVB Capital Partners II, LLC, its General Partner

	By:	/s/ Sulaiman Mamdani

Name:	Sulaiman Mamdani

Title:	Managing Director

SIGNATURE PAGE TO SERIES E AND SERIES E-2 PREFERRED STOCK AND

WARRANT PURCHASE AGREEMENT

THE PURCHASERS:

INDUSTRY VENTURES FUND V, L.P.

By:	Industry Ventures Management V, L.L.C., its General Partner

	By:	/s/ Mike Gridley
Mike Gridley, Member

INDUSTRY VENTURES SPECIAL OPPORTUNITIES FUND, L.P.

By:	Industry Ventures Management VI, L.L.C., its General Partner

	By:	/s/ Mike Gridley
Mike Gridley, Member

INDUSTRY VENTURES V-A, L.P.

By:	Industry Ventures Management V, L.L.C., its General Partner

	By:	/s/ Mike Gridley
Mike Gridley, Member

INDUSTRY VENTURES PARTNERSHIP HOLDINGS II-A, L.P.

By:	Industry Ventures Partnership Holdings II GP, L.L.C., its General Partner

	By:	/s/ Kenneth C. Wallace III
Name: Kenneth C. Wallace III
Title: Manager

SIGNATURE PAGE TO SERIES E AND SERIES E-2 PREFERRED STOCK AND

WARRANT PURCHASE AGREEMENT

THE PURCHASERS:

BROWNSAVANO DIRECT CAPITAL PARTNERS, L.P.

By:	BrownSavano Direct GP, LLC, its General Partner

By:	BrownSavano JV, LLC, its Manager

	By:	/s/ Gustav H. Koven III
Gustav H. Koven III, Managing Director

SIGNATURE PAGE TO SERIES E AND SERIES E-2 PREFERRED STOCK AND

WARRANT PURCHASE AGREEMENT

THE PURCHASERS:

KEATING CAPITAL, INC.

By:	/s/ Frederic M. Schweiger
Frederic M. Schweiger, Chief Operating Officer

SIGNATURE PAGE TO SERIES E AND SERIES E-2 PREFERRED STOCK AND

WARRANT PURCHASE AGREEMENT

THE PURCHASERS:

THAYER STREET HOLDINGS LL, LLC

By:	Thayer Street Holdings, LLC,
Its Managing Member

	By:	/s/ Joshua Koplewicz
Name: Joshua Koplewicz
Title: Authorized Signatory

SIGNATURE PAGE TO SERIES E AND SERIES E-2 PREFERRED STOCK AND

WARRANT PURCHASE AGREEMENT

THE PURCHASERS:

CROSS CREEK CAPITAL, L.P.

By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	Cross Creek Capital, LLC Its Sole General Partner

By:	Wasatch Advisors, Inc. Its Sole Member

	By:	/s/ Daniel Thurber
Name:Daniel Thurber
Title: Vice President

CROSS CREEK CAPITAL EMPLOYEES’ FUND, L.P.

By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	Cross Creek Capital, LLC Its Sole General Partner

By:	Wasatch Advisors, Inc. Its Sole Member

By:	/s/ Daniel Thurber

Name: Daniel Thurber
Title: Vice President

SIGNATURE PAGE TO SERIES E AND SERIES E-2 PREFERRED STOCK AND

WARRANT PURCHASE AGREEMENT

THE PURCHASERS:

INSTITUTIONAL VENTURE PARTNERS XIII, L.P.

By:	Institutional Venture Management XIII, LLC
Its:	General Partner

By:	/s/ Dennis Phelps
Managing Director

SIGNATURE PAGE TO SERIES E AND SERIES E-2 PREFERRED STOCK AND

WARRANT PURCHASE AGREEMENT